Exhibit 10.6

THE SECURITIES REPRESENTED HEREBY, INCLUDING THE SHARES ISSUABLE UPON EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE ISSUER, IS AVAILABLE.

WARRANT AGREEMENT

No. 2

HEALTHLYNKED CORPORATION

This Warrant Agreement (this “Agreement”) is dated as of July 11, 2016 (the “Issue Date”) and entered into by and between HealthLynked Corporation, a corporation organized under the laws of State of Nevada and Delaney Equity Group, LLC (together with its successors and assigns, the “Warrant Holder or DEG”).

WHEREAS, the Company and the Warrant Holder entered into an Engagement Letter dated November 2, 2015 (the “Engagement Letter”), and subsequent addendum dated December 6, 2016 pursuant to which, the Warrant Holder and Company agreed to compensate DEG 277,778 warrants of common stock of HealthLynked Corporation based upon 5% warrant coverage of net proceeds of $500,000 of debt or $25,000 at $0.09/warrant share; and

WHEREAS, all of the terms and conditions of such Engagement Letter are incorporated herein by this reference, and all capitalized terms not separately defined in this Warrant, shall have the same meanings as defined in the Engagement Letter and all subsequent addendums.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the parties agree as follows:

1. Grant of Warrant. The Company hereby, upon the terms and subject to the conditions of this Agreement, issues to the Warrant Holder a warrant (the “Warrant”) evidenced by this Agreement to purchase up to that number of Conversion Securities as shall be equal to 277,778 warrants at an exercise price of $0.09 per share pursuant to the terms hereof, the “Exercise Price”).

2. Term and Termination of Warrant. The Warrant shall terminate on the fifth (5th) anniversary of the Issue Date (the “Expiration Date”).

3. Exercise of the Warrant.

(a) Exercise and Payment. The purchase rights represented by the Warrant may be exercised by the Warrant Holder, in whole or in part at any time following the Issue Date during the period prior to the Expiration Date, by the surrender of the Warrant (together with a duly executed notice of exercise in the form attached hereto as Exhibit A (the “Exercise Notice”) at the principal office of the Company, and by the payment to the Company, at the option of the Warrant Holder by wire transfer of immediately available funds, of an amount equal to (A) the number of Warrant Shares being purchased upon exercise of the Warrant multiplied by (B) the Exercise Price (the “Warrant Price”).

(b) Warrant Shares. On or before the first (1st) Business Day (as hereafter defined) following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment or confirmation of receipt of such Exercise Notice to the Holder. On or before the third (3rd) Business Day following the date on which the Company has received such Exercise Notice, so long as the Holder delivers the Aggregate Exercise Price on or prior to the second (2nd) Business Day following the date on which the Company has received such Exercise Notice, the Company shall issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s shareholder register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), representing the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses related to the issuance of such Warrant Shares, if any. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 3 (b) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 11(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. Fractional shares of stock are to be issued upon the exercise of this Warrant. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Following the exercise in full of this Warrant, the Holder shall deliver this original Warrant certificate to the Company. For purposes of this Warrant, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Warrant Holder within five (5) Business Days of receipt of the Exercise Notice so long as the Warrant Holder delivers the Aggregate Exercise Price on or prior to the second (2nd) Business Day following the date on which the Company has received the Exercise Notice, a certificate for the number of Warrant Shares to which the Warrant Holder is entitled and register such Warrant Shares on the Company’s shareholder register, then, the Warrant Holder is entitled to all remedies available to him Nothing shall limit the Warrant Holder’s right to pursue any remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing the Warrant Shares (or to electronically deliver such Warrant Shares) upon the exercise of this Warrant as required pursuant to the terms hereof.

2

(d) Fractional Warrant Shares. Fractional Warrant Shares will be issued in connection with any exercise hereunder.

(e) Legend. The Warrant Shares to be acquired by the Holder pursuant hereto, may not be sold or transferred unless (A) such securities are sold pursuant to an effective registration statement under the Securities Act, or (B) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and from an attorney who regularly practices securities law) to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (C) such securities are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) or (D) such shares are sold or transferred outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or (E) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 3(e). Except as otherwise provided in this Warrant (and subject to the removal provisions set forth below), until such time as the Warrant Shares issuable upon exercise of the Warrant have been registered under the Act, otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Warrant Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES AFTER REGISTRATION OR IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION.

3

(f) Removal of Legend. The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefor free of any transfer legend if (A) the Company shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the Act and the shares are so sold or transferred, or (B) (C) in the case of the Conversion Securities issuable upon exercise of the Warrant, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. The Company shall cause its counsel to issue a legal opinion promptly after the effective date of any registration statement under the Act registering the resale of the Conversion Securities issuable upon exercise of the Warrant if required to effect the removal of the legend hereunder.

4. Securities Fully Paid; Reservation of Warrant Interests. All of the Warrant Shares issuable upon the exercise of the Warrant will, upon issuance and receipt of the Warrant Price for such Warrant Shares, be duly authorized, validly issued, fully paid and non-assessable, and will be free and clear of all taxes, liens, encumbrances and charges with respect to the issue.

5. Rights of the Warrant Holder. The Warrant Holder shall have no voting rights as a member or rights to dividends or other distributions with respect to Warrant Shares subject to this Agreement until payment in full of the Warrant Price for Warrant Shares being issued and such securities are issued.

6. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares purchasable upon any exercise of the Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 6 if such events occur within the three year period following the Issue Date.

(a) Subdivision or Combination of Ownership Shares; Equity Dividend and Interest Conversion.

(i) In the event the Company should at any time or from time to time fix a record date for the determination of the holders of Ownership Shares entitled to receive a dividend or other distribution payable in additional Ownership Shares or other securities or rights directly or indirectly convertible into or exercisable or exchangeable, or rights that entitle the holders of Ownership Shares to purchase, Ownership Shares (hereinafter referred to as “Ownership Share Equivalents”), without payment of any consideration by such holders for the additional Ownership Shares or the Ownership Share Equivalents (including the additional Ownership Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), (y) the Exercise Price of the Warrant Shares shall be appropriately decreased or (z) the number of Warrant Shares shall be increased in proportion to such increase of outstanding Ownership Shares and Ownership Shares issuable with respect to Ownership Share Equivalents.

(ii) If the number of Ownership Shares outstanding at any time after the Issue Date is decreased by a combination of the outstanding Ownership Shares, then, upon the record date of such combination, (A) the Exercise Price shall be appropriately increased, or (B) the number of Warrant Shares shall be decreased in proportion to such decrease in outstanding Ownership Shares.

4

(iii) The Company will not modify its articles of organization or effect any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities in a manner that negates or avoids the rights of the Warrant Holder to exercise its rights hereunder, but will at all times assist in the carrying out of all the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the Warrant Holder against impairment.

(b) Other Notices. In the event that the Company shall propose at any time: (i) to declare any dividend or distribution upon any class or series of securities, whether in cash, property, stock or other securities (including, without limitation, pursuant to a subdivision of the outstanding shares of capital stock); (ii) to effect any reclassification or recapitalization of its Ownership Shares outstanding involving a change in such securities; or (iii) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall mail to the Warrant Holder notice of such transaction:

(A) at least five (5) business days’ prior written notice in accordance with Section 10 of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holder of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in (c)(ii) and (c)(iii) above; and

(B) in the case of the matters referred to in (c)(ii) and (c)(iii) above, written notice of such impending transaction not later than ten (10) business days’ prior to any shareholders’ meeting called to approve such transaction, or ten (10) business days’ prior to the closing of such transaction, whichever is earlier, and shall also notify the Warrant Holder in writing in accordance with Section 10 of the final approval of such transaction by the stockholders of the Company (if such approval is required). The first of such notices shall describe the terms and conditions of the impending transaction that are material to a holder of Ownership Shares (as determined by the Board of Directors of the Company (the “Board”) in good faith) and specify the date on which a holder of Ownership Shares shall be entitled to exchange his, her or its Ownership Shares for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holder prompt notice of any changes in such terms or conditions that are material to a holder of Ownership Shares (as determined by the Board in good faith). The Company acknowledges that any record date must be set at a date that would permit the Warrant Holder effectively to exercise its rights hereunder.

5

(c) Changes in Ownership Shares. In case at any time prior to the Expiration Date, the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company’s assets or recapitalization of its capital stock) in which the previously outstanding Ownership Shares shall be changed into or exchanged for different securities of the Company or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or the Company shall make a distribution on its Ownership Shares, other than regular cash dividends on its outstanding Ownership Shares, or any combination of any of the foregoing (each such transaction being herein called the “Transaction” and the date of consummation of the Transaction being herein called the “Consummation Date”), then as a condition of the consummation of such Transaction, lawful and adequate provisions shall be made so that the Warrant Holder, upon the exercise hereof at any time on or after the Consummation Date and prior to the Expiration Date, shall be entitled to receive, and this Agreement shall thereafter represent the right to receive, in lieu of the Warrant Shares issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which the Warrant Holder would actually have been entitled as a member upon the consummation of the Transaction if the Warrant Holder had exercised the Warrant immediately prior thereto. The provisions of this Section 6(c) shall similarly apply to successive Transactions.

7. Taxes. The Warrant Holder acknowledges that upon exercise of the Warrant the Warrant Holder may be deemed to have taxable income in respect of the Warrant and/or the Warrant Shares. The Warrant Holder acknowledges that any income or other taxes due from it with respect to the Warrant or the Warrant Interests issuable pursuant to the Warrant shall be the Warrant Holder’s responsibility.

8. Reserved.

9. Representations and Warranties.

(a) Representations and Warranties by the Warrant Holder. The representations and warranties of the Warrant Holder set forth in the Engagement Letter are true and correct in all material respects as of the Issue Date.

10. Non-circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its articles of organization or operating agreement, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.

11. Reissuance Of Warrants.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Warrant Holder shall surrender this Warrant to the Company and an opinion of counsel from an attorney regularly engaged in the practice of securities law, whereupon the Company will forthwith issue and deliver upon the order of the Warrant Holder a new Warrant (in accordance with Section 11(d)), registered as the Warrant Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Warrant Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 11(d)) to the Warrant Holder representing the right to purchase the number of Warrant Shares not being transferred.

6

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification and payment of any required bond undertaking by the Warrant Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Warrant Holder a new Warrant (in accordance with Section 11(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 11(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Warrant Holder at the time of such surrender.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 11(a) or Section 11(c), the Warrant Shares designated by the Warrant Holder which, when added to the number of Conversion Securities underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

12. Amendment And Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Warrant Holder.

13. Dispute Resolution.

(a) This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Florida without regard to the choice of law principles thereof. Each of the parties of the Warrant hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Florida located in Dade County and the United States District Court for the Southern District of Florida in Miami for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under the Subscription Agreement. Each of the parties of this Warrant irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

7

(b) Each party shall bear its own expenses in any litigation conducted under this section.

(c) The Company consents to accept service of process by the certified mail, return receipt requested in the event of litigation. The Company further consents to accept service of process via recognized international courier in the case that the Company is not able to accept service by the certified mail provided a receipt of delivery is available.

14. Remedies, Other Obligations, Breaches And Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Subscription Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Warrant Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Warrant Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Warrant Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 6 hereof).

15. Transfer. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16. Severability. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

8

17. Assignability. Notwithstanding anything contained herein to the contrary, subject to the transfer and securities law restrictions set forth in this Agreement, the Warrant Holder may assign, convey or transfer, in whole or in part, its rights under this Agreement and provide written notice to Company of any such assignment, conveyance or transfer. Upon any transfer, assignment, pledge, hypothecation or other disposition of the Warrant or of any rights granted hereunder in accordance with the terms of this Section 17, the Company shall if necessary issue or re-issue warrant agreements reflecting the appropriate rights and entitlements of the Warrant Holder and any transferee, assignee or pledgee after giving effect to such transfer, assignment or pledge.

18. Notice. Any notice to be provided hereunder, unless otherwise herein specified, shall be provided in the manner set forth in the Engagement Letter.

[signatures on following page]

9

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the day and year first above written.

COMPANY:

HEALTHLYNKED CORPORATION

By:	/s/ George o’Leary
Name:	George o’Leary
Title:	CFO

WARRANT HOLDER:

DELANEY EQUITY GROUP, LLC

By:	/s/ John Calabria
Name:	John Calabria
Title:	Banking Group

[Signature Page - Warrant Agreement]

10

EXHIBIT A

NOTICE OF EXERCISE

The undersigned holder hereby exercises the right to purchase ___________________ shares of (“Warrant Shares”) of HealthLynked Corporation, a Nevada Corporation (the “Company”), evidenced by the attached Warrant No. 2 (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Warrant Holder intends that payment of the Exercise Price shall be made as:

a “Cash Exercise” with respect to Warrant Shares.

2. Payment of Exercise Price. The holder shall pay the Aggregate Exercise Price in the sum of $___________ to the Company in accordance with the terms of the Warrant,

3. Delivery of Warrant Shares. The Company shall deliver to the holder____________ Warrant Shares in accordance with the terms of the Warrant.

Date:_______________ ,

Name of Registered Holder

DELANEY EQUITY GROUP, LLC

By:
Name:	John Calabria
Title:	Banking Group